This Agreement is made the 11th of November, 1997

BETWEEN

INNOVATIVE TECHNOLOGIES Limited ("IT") a British Company (registered number 2666957) whose principal place of business is at Road Three, Industrial Estate, Winsford, Cheshire CW7 3PD, United Kingdom; and

DERMA SCIENCES INCORPORATED ("DERMA"), an American Corporation, whose principal place of business is at 214 Carnegie Center, Suite 100, Princeton, NJ 08540, USA.

WHEREAS:

A. DERMA is engaged in the marketing, distribution and sale of products for the treatment of chronic non-healing skin ulcerations such as pressure and venous ulcers, surgical incisions and burns ("chronic wounds").

B. IT is engaged in the development and manufacture of products for the treatment of chronic wounds.

C. DERMA desires to retain IT, and IT desires to be retained by DERMA to develop and manufacture certain zinc products for the treatment of chronic wounds.

IT IS AGREED as follows: -

1        RETENTION

1.1 DERMA hereby retains IT and IT hereby agrees to be retained to develop, manufacture and obtain United States Food and Drug Administration (FDA) clearance for the three woundcare products ("The Products") which IT is currently developing and shall continue to develop:-

         1.1.1    A zinc-containing alginate;

         1.1.2    A zinc-containing intelligent hydrocolloid dressing; and

         1.1.3    A zinc-containing flat sheet hydrogel

         as specified in Enclosure l.

2        PRODUCT OWNERSHIP

2.1 DERMA shall have title and ownership of the Products together with associated Intellectual Property Rights.

2.2 Nothing in the Agreement shall constitute IT as owner, part owner or licensee.

2.3 Notwithstanding this, IT shall have the right to manufacture, use and sell the Products, subject to the terms herein.

3        DEVELOPMENT TIMETABLE

3.1 Development and dispatch of the zinc hydrocolloid and zinc alginate Products shall be completed before April 30th, 1998.


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3.2      Development  and  dispatch  of the flat  sheet zinc  hydrogel  shall be completed before 31st December, 1998.

4        DEVELOPMENT COSTS

4.1 IT has carried out and continues to carry out work in connection with the development of the Products, in consideration of which, DERMA agrees to reimburse IT for the development costs of each individual Product.

4.2 Commencing on the last day of the month of dispatch of the launch stock, of each of the Products, DERMA shall make to IT:-

         4.2.1 the initial payments as specified in Enclosure 2 for each individual Product; and

         4.2.2    monthly,  on the  last  day of each  month  thereafter,  for a period of seventeen (17) months, seventeen (17) equal payments, as specified in Enclosure 2 for each individual Product.

5        RIGHT OF MANUFACTURE

5.1      DERMA grants to IT during the term of this Agreement:-

         5.1.1    the exclusive right to manufacture the Products; and

         5.1.2 the exclusive right to sell and license the Products outside the United States of America and its possessions.

5.2      In consideration of such grant, IT shall pay to DERMA:-

         5.2.1 A proportion of profit in respect of each Product calculated at fifty per cent (50%) of the gross margin;

         5.2.2 Fifty per cent (50%) of any license fees obtained by IT in consideration of granting a license to sell any of the Products;

         5.2.3 "Gross margin" shall be computed as net sales revenue less fully allocated standard costs of Products.

6        TRANSFER PRICE, MINIMUM ORDERS AND STANDARD COSTS

6.1 Product transfer prices and minimum order requirements shall be as specified in Enclosure 3, and are fixed until December 31st 1998.

6.2 Prior to 1st December 1998, and on a yearly basis thereafter, DERMA and IT shall exchange information relative to their respective average gross sales margins and average manufacturing costs for the Products and, if necessary, shall re-negotiate the current transfer prices in good faith.

6.3 Any suggested review of current transfer prices, which reflects up to a 5% increase or reduction, shall be deemed to be reasonable and acceptable.

7        TERM AND TERMINATION

7.1 The Agreement shall commence on the date as written on the first page and shall continue in force until December 31st 2002.

7.2 Either party may terminate this Agreement, at any time, by written notice to the other party if:-

         7.2.1 the other party commits a material breach of this Agreement and in the case of a breach capable of remedy, has not remedied the breach within thirty (30) days of receipt of written notice requiring it to do so: or

         7.2.2 the other party becomes insolvent, has a receiver appointed of the whole or any part of its assets or business, makes any composition or arrangement with its creditors, takes or suffers any similar action in consequence of debt, or an order or resolution is made for its dissolution or liquidation.

7.3 IT may give DERMA sixty (60) days written notice of termination notwithstanding any other remedy which maybe available to IT if DERMA makes default in the payment of any money which shall have become due hereunder for more than thirty (30) days after the due date for payment.

7.4 Either party may give the other six (6) months written notice of termination if either party undergoes a change of control and "control" for this purpose means ownership of more than half the capital, business or assets of or the power to exercise more than half the voting rights of or the power to appoint more than half the members of the Board of Directors of or the right to manage the affairs of a party and a "change" shall take place where some person other than the person or persons enjoying such control at the time of the Effective Date acquire either party whether alone or acting in concert with others.

7.5 Upon termination of this Agreement from any cause, IT will complete all orders for the Products which it has accepted from DERMA, and DERMA shall pay for all such Products subject to the terms of this Agreement.

8        PRODUCT ORDERING / SUPPLY AND DELIVERY

8.1 IT shall supply DERMA with the Products for distribution in the United States of America and it possessions on IT's standard terms of supply and delivery as specified in Enclosure 4.

9        PAYMENT TERMS AND CONDITIONS

9.1      All invoices and payments made shall be in US dollars.

9.2      DERMA shall be invoiced for the price of the Products on dispatch.

9.3 Terms of payment shall be forty five (45) days from the date of invoice.

10       WARRANTIES AND INDEMNITIES

10.1 IT warrants that at the time of delivery of the Products to DERMA that:-

         10.1.1 the Products shall be of satisfactory quality, free from defects and fit for their purpose; and

         10.1.2 the Products shall meet the specifications referred to in Enclosure 1; and

10.2     DERMA warrants that:-

         10.2.1 its formulations, packaging and label specifications comply with all applicable regulatory requirements relating to the sale or use of the Products established by the United States Food and Drug Administration (FDA) administration; and

         10.2.2 the Products shall not be adulterated or misbranded within the meaning of the Food, Drug and Cosmetic Act, nor be goods which may not under the provisions of Section404, 505 or 512 of such Act be introduced into interstate commerce.

         10.2.3 it will comply with all storage, handling and other such instructions in respect of the Products issued by IT.

10.3 IT shall indemnify and hold harmless DERMA for all claims, demands, actions, liabilities, losses, damages and reasonable attorneys' fees, arising from a defect in the design or manufacture by IT of any Product sold and delivered to DERMA under the terms of this Agreement.

10.4 DERMA shall indemnify and hold harmless IT from all claims arising from the mishandling or misuse of the Products by DERMA, or its customers, or arising from DERMA's formulations, packaging or labeling of the Products.

10.5 Liability for the breach of warranties shall be limited to Product Liability Insurance cover, which shall be maintained by each party for an amount not less than two million US dollars ($2,000,000).

11       RIGHT OF FIRST REFUSAL

11.1 IT grants DERMA the right of first refusal, for a period of sixty (60) days from the date of first offer in writing by IT to become the distributor for each zinc containing product, and that IT may develop, in the United States and its possessions. If DERMA declines to exercise its right of first refusal, IT may offer the product for distribution by or sale to a third party on terms not better than those offered to DERMA.

12 [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER EXCHANGE ACT RULE 24b-2.]

 13      FORCE MAJEURE

 13.1 If the performance by either party of any of its obligations (other than the obligation to make payments hereunder) shall be in any way prevented, interrupted or hindered in consequence of an act of God, war, civil disturbance, strike, lock-out, cessation of work, combination of workmen or employees, legislation or restriction of any governmental or other authority, breakdown or interruption of transport, force majeure or any other circumstances beyond the control of such party the obligations of the party concerned shall be wholly or partially suspended during the continuance and to the extent of such prevention, interruption or hindrance. If a force majeure situation has continued for more than one hundred and eighty days (180) days, either party may terminate this Agreement by notice to the other party.

14       CONFIDENTIALITY AGREEMENT

14.1 All information received by one party from the other concerning materials, volumes, costs, prices, market information and production techniques, and the terms and conditions of this Agreement, shall be regarded as confidential and shall not be disclosed by either IT or DERMA to third parties, without the prior written consent of the other. On 15th November 1996 IT and DERMA signed a secrecy agreement. They agree to observe and continue to be bound by the terms of that agreement in respect of information disclosed independently of, or pursuant to, or in relation to, the terms of that agreement.

15       ENTIRE AGREEMENT, VARIATION AND CONFLICT

15.1 This Agreement contains the entire agreement between the parties as at the date as written on the first page hereof and supersedes all prior agreements and understandings between the parties whether oral or in writing in relation to the subject matter herein contained except that both parties hereto agree to observe and continue to be bound by the terms of the secrecy agreement dated 15th November 1996.

15.2 Valid amendments to or modifications to this Agreement shall be made in writing and signed by both parties hereto.

15.3 In the event of any conflict between this Agreement and any other contract, the terms of this Agreement shall prevail.

16       GOVERNING LAW AND JURISDICTION

16.1 The formation, construction, performance, validity and all aspects whatsoever of this Agreement and any individual contract for the purchase of the Products by DERMA made hereunder shall be governed by and construed in accordance with the laws of the state in which the defendant, in any proceedings, is domiciled. Any proceedings for the determination of any question or dispute arising in connection with this Agreement shall be held in New Jersey if initiated by IT and in London if initiated by DERMA.

 17       NOTICES

17.1 Any notice authorized or required to be given pursuant to this Agreement shall be in writing and given as follows: -

           Attn: Edward J Quilty               Attn: Roy Smith
           Chairman                            Chief Executive Officer
           Derma Sciences Incorporated         Innovative Technologies Group Plc
           214 Carnegie Center, Suite 100      Road Three
           Princeton                           Industrial Estate
           NJ 08540 USA                        Cheshire CW7 3PD UK
           Facsimile: 001 609 514 0502         Facsimile: 44 1606 86 3600

         Any such  notice  may be given by post or  facsimile  transmission.  To prove service in the case of a notice given by post it shall be sufficient to show that the notice was dispatched by airmail recorded delivery service in a correctly addressed and adequately stamped envelope and to prove service in the case of a notice given by facsimile transmission it shall be sufficient to show that it was dispatched to the correct telephone number with a transmission "OK" printed message. Service by facsimile shall be deemed to have been affected 24 (twenty-four) hours after dispatch by facsimile transmission and service by post shall be deemed to have been affected seven (7) days after the date of postmark

Signed by:  /s/  Roy Smith                              Date:  November 25, 1997
          -------------------------------                      -----------------
For and on behalf of Innovative Technologies Ltd.

Signed by:  /s/  Edward J. Quilty                        Date:  December 1, 1997
          -------------------------------                       ----------------
For and on behalf of Derma Sciences Incorporated

                             ENCLOSURE 1 - PRODUCTS

Product 1 - Zinc Containing Alginate
Alginate dressings and rope containing the following:- zinc chloride, at a nominal value 0.06mg/g fibre vitamin B6( pyridoxine
         HCL), at a nominal value 0.833 mg/g fibre

Product 2 - Zinc Containing Intelligent Hydrocolloid
Intelligent hydrocolloid dressing containing the following: - zinc chloride, at a nominal value 0.9 mg/g pyridoxine HCL, at a nominal value 1.8mg/g vitamin A palmitate, at a nominal value 0.1242 mg/g

Product 3 - Zinc Containing Flat Sheet Hydrogel
Flat sheet hydrogel containing trace elements of zinc and nutrients. (To be decided)

                              ENCLOSURE 2 - PRICES

                                DEVELOPMENT COSTS
Initial Payment
---------------

Zinc Containing Alginate                                          $4,000

Zinc Containing Hydrocolloid                                      $7,000

Zinc Containing Flat Sheet Hydrogel                               $4,000


17 Equal Monthly Payments
-------------------------

Zinc Containing Alginate                                          $2,400

Zinc Containing Hydrocolloid                                      $2,600

Zinc Containing Flat Sheet Hydrogel                               $2,400

                              ENCLOSURE 3 - PRICES

A zinc-containing alginate

           Size                           Price US$
           ----                           ---------
2" x 2"                                       *
4" x 4"                                       *
16" Rope                                      *


A zinc-containing intelligent hydrocolloid dressing

           Size                            Price US$
           ----                            ---------
3" x 3"                                       *
5" x 5"                                       *
Sacral                                        *


A zinc-containing flat sheet hydrogel

           Size                           Price US$
           ----                           ---------

(To be advised)


The Minimum Order Requirement for each individual Product is five thousand (5,000) units. Prices FOB port of shipment
-------------------
*   [INFORMATION   OMITTED  AND  FILED  SEPARATELY  WITH  THE  COMMISSION  UNDER
    EXCHANGE ACT RULE 24b-2.]

                    ENCLOSURE 4 - TERMS OF SUPPLY & DELIVERY

DERMA shall submit its artwork to IT, at least 90 days prior to the requested delivery date.

DERMA agrees to pay for the full costs associated with printing set up utilizing their artwork and for any subsequent changes to artwork required by DERMA.

DERMA shall submit to IT it's twelve month non-binding rolling forecast quarterly to IT, on or before the first day of each calendar quarter.

DERMA shall submit it's purchase orders not less than 60 days prior to its requested delivery date.

DERMA undertakes that any purchase order made for the Products, for any one particular size or format, will be for a quantity in excess of five thousand (5,000) units.

IT shall  deliver the  Products  FOB port of  shipment,  excluding  all shipping
costs,  import  duties,   insurance  tariffs  and  custom  charges  directly  or
indirectly involved with so shipping the Products.

DERMA shall inform IT without delay in the event of any complaint in respect of any of the Products, and DERMA shall provide IT with complete information, including names and addresses of complainants and all facts concerning the complaint (including whether the complaint concerns an alleged reaction to the Product or an alleged defect in the Product). DERMA shall be responsible for acknowledging, dealing with and investigating any complaint made to it in respect of the Products. DERMA shall without delay inform IT of any material developments in respect of either the complaint or DERMA investigation. DERMA shall be responsible for making any necessary reports on such complaints to the US Food and Drug Administration ("FDA") and DERMA shall attempt to consult IT on the content of such reports before submitting them to the FDA. Each of the parties hereto shall give the other all reasonable assistance if requested by the other in investigating the complaint or in locating and recovering any Products alleged to be unsaleable or defective and in preventing their sale to third parties. Any request by IT as aforesaid shall not of itself be an admission of liability to DERMA or any other party as to the condition of the Products

IT hereby undertakes during the term of this Agreement:-

         to manufacture and package quantities of Products in conformance with DERMA's purchase orders subject to the following provisions:-

               only to the extent that the purchase order is for a quantity in excess of five thousand (5,000) units for each individual product size and format;

               only to the extent that they comply with DERMA's most recent non-binding quarterly forecast provided that DERMA shall accept such quantities being 5% (five per cent) above or below the quantity specified in the purchase order;

               to use reasonable efforts to manufacture Products ordered by DERMA that are in quantities in excess of DERMA's most recent non-binding quarterly forecast provided by DERMA to accept all DERMA purchase orders that conform with the most recent non-binding quarterly forecast.

         to keep in stock such packaging materials, bearing artwork submitted by DERMA as needed to package the quantities of Products specified in DERMA's most recent non-binding quarterly forecast provided that, in the event of such materials not being used, DERMA shall reimburse IT for all direct costs reasonably incurred in the procurement of such.

                        ENCLOSURE 5 - A LIST OF PRODUCTS

Dermagran Ointment Tubes

Dermagran Ointment Jars

Dermagran Spray

Dermagran Hydrogel

Dermagran Hydrophilic Ointment

Barrier Cream

Perineal Cleanser

Derma Wound Cleanser